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                                                                    EXHIBIT 23.5



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Snyder Communications, Inc. of our report dated May 30, 1997, relating to the financial statements of Brann Holdings Limited, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.












/s/ Price Waterhouse
Chartered Accountants
  and Registered Auditors
Bristol, England


June 18, 1997